POWER OF ATTORNEY

We, the undersigned Trustees of the Fidelity Charles Street Trust (the Trust) hereby constitute and appoint Thomas C. Bogle, John V. O’Hanlon, Robert W. Helm, Megan C. Johnson and Anthony H. Zacharski, each of them singly, our true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for us and in our names in the appropriate capacities, the Registration Statement of the Trust on Form N-14 under the Securities Act of 1933 and the Investment Company Act of 1940 relating to proposed reorganizations of each of Fidelity Charles Street Trust: Fidelity Global Balanced Fund and Fidelity Salem Street Trust: Fidelity Global Strategies Fund into Fidelity Asset Manager 60%, a series of the Trust, any and all subsequent Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said Registration Statement, and any supplements or other instruments in connection therewith, and generally to do all such things in our names and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission. We hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof. This power of attorney is effective for all documents filed on or after November 1, 2017.

WITNESS our hands on this first day of November 2017.

/s/ Elizabeth S. Acton	/s/ Michael E. Kenneally
Elizabeth S. Acton	Michael E. Kenneally

/s/ John Engler	/s/ Marie L. Knowles
John Engler	Marie L. Knowles

/s/ Albert R. Gamper, Jr.	/s/ Jennifer Toolin McAuliffe
Albert R. Gamper, Jr.	Jennifer Toolin McAuliffe

/s/ Robert F. Gartland	/s/ Mark A. Murray
Robert F. Gartland	Mark A. Murray

/s/ Arthur E. Johnson
Arthur E. Johnson